Exhibit 10.2

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (“Amendment”) is made and entered into effective as of February 28, 2020 by and between FlexShopper, Inc., a Delaware corporation (the “Company”), and XLR8 Capital Partners LLC (“Consultant” and, together with the Company, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties entered into the Consulting Agreement dated as of February 19, 2019 (the “Agreement”) (all capitalized terms used herein without a definition shall have the meaning ascribed to them in the Agreement); and

WHEREAS, the Company and Consultant desire to extend the term of the Agreement as set forth herein below.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Consultant hereby agree as follows:

1. The Parties hereby agree that the Term of the Agreement, as set forth in Section 1 shall be revised as follows: the Term shall continue for six months, through August 31, 2020.

2. The Parties hereby agree that the Services to be provided by Consultant set forth in Section 2(a) of the Agreement shall be revised to solely include technology consulting, general business strategy, management team development, corporate culture improvement, employee and talent recruitment and training, and any other reasonable request of the Company.

3. The Parties hereby agree that the Agent providing the Services on behalf of Consultant set forth in Section 2(b) of the Agreement shall be changed to Howard Dvorkin, or any other employee, agent or contractor of Consultant agreeable to the Parties.

4. The Parties hereby agree that the Compensation set forth in Section 3 of the Agreement shall be modified by deleting clause (a) of Section 3, agreeing that the Company will no longer pay Consultant $20,000 per month, but the remaining obligations of Section 3 shall remain in full force and effect, namely the issuance by the Company to Consultant of 40,000 Warrants each month, priced in arrears on the last day of trading of the month.

6. Except as specifically amended herein, the Parties hereby ratify and confirm their obligations under the Agreement, which shall remain in full force and effect without further change or modification.

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The undersigned have executed this Amendment, to be effective upon the date first set forth above.

FLEXSHOPPER, INC.

By:
Name:
Title:

XLR8 CAPITAL PARTNERS, LLC

By:
Name:
Title:

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